Exhibit 10.2
FORM OF SELECTED DEALER AGREEMENT
Blackstone Securities Partners L.P. (the “Dealer Manager”), as the dealer manager for each of Blackstone Multi-Strategy Hedge Fund L.P. (the “Partnership”), a Delaware limited partnership and Blackstone Multi-Strategy Hedge Fund Offshore SPC (the “Offshore Fund”), a Cayman Islands segregated portfolio company, acting for and on behalf of SP-1 (the “SP”) (the Partnership and the Offshore Fund, collectively, the “Fund”), invites you (the “Dealer”) to participate in the offer and sale of interests in the Partnership (“Units”) and participating shares in the Offshore Fund (“Shares”) to certain of the Dealer’s qualified customers (“Customers”) subject to the following terms:
1.Dealer Manager Agreement
The Dealer Manager has entered into an Amended and Restated Dealer Manager Agreement with the Fund, dated July 29, 2026 (as may be amended from time to time, the “Dealer Manager Agreement”). Except as otherwise specifically stated herein, all terms used in this Selected Dealer Agreement (this “Agreement”) have the meanings provided in the Dealer Manager Agreement.
As described in the Dealer Manager Agreement, the Fund is conducting an ongoing private placement offering (the “Offering”) in accordance with Rule 506(b) of Regulation D and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of the Partnership’s limited partnership interests (the “Units”), which may consist of Class S Units, Class N Units, Class D Units, Class I Units, Class SF Units, Class NF Units, Class DF Units, Class IF Units and/or any other Units described in the US PPM (as defined below), and the Offshore Fund’s participating shares (the “Shares”), which may consist of Class S Shares, Class N Shares, Class D Shares, Class I Shares, Class SF Shares, Class NF Shares, Class DF Shares, Class IF Shares and/or any other Shares described in the Offshore PPM (as defined below) (each class, or series of such class, of Units or Shares, a “Type”) to a limited number of qualified investors that are permitted to hold such Units and/or Shares under applicable law and/or regulation. The differences between the Types of Units and/or Shares and the eligibility requirements for each Type of Units and/or Shares are described in detail in the applicable Memorandum (as defined herein). The Units and Shares are to be offered and sold as described in the applicable Memorandum.
Under the terms of the Offering, as set forth in the confidential Private Placement Memorandum of the Partnership (including any supplements and amendments thereto, all financial statements, appendices and all other documents which are part thereof, the “US PPM”) and the confidential Private Placement Memorandum of the Offshore Fund (including any supplements and amendments thereto, all financial statements, appendices and all other documents which are part thereof, the “Offshore PPM” and each of the Offshore PPM and the US PPM, a “Memorandum”), the Units and Shares will be offered and sold at the offering prices per Unit or Share set forth in the applicable Memorandum. In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the applicable Memorandum (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).
By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Fund and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 5 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Fund, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Fund or the Dealer Manager within the meaning of the Securities Act. The Dealer hereby agrees to use its best efforts to sell the Units and/or Shares for cash on the terms and conditions stated in the applicable Memorandum. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager, the Fund or any of their respective affiliates, and the Dealer is not authorized to act for the Dealer Manager, the Fund or any of their respective affiliates, or to make any representations on their behalf except as set forth in the applicable Memorandum and in the Authorized Sales Materials (as defined below).
The Dealer acknowledges and agrees that none of the Dealer Manager, the Fund or any of their respective affiliates are: (a) providing any advice or recommendations to any persons who purchase and/or hold Units and/or

Shares through the Dealer pursuant to this Agreement (“Investor”); (b) providing any custody services to any person, including any Investors or any Customers or clients of the Dealer; (c) acting as agent for any prospective Investor or Investors; (d) executing sales for any Investors or any Customers or clients of the Dealer; (e) acting as broker of record for any Investors; (f) providing any distribution services or any stockholder and account maintenance services or other non-distribution services to Investors; and/or (g) owing a duty to any prospective Investor or Investors.
2.Submission of Orders
(a)Each person desiring to purchase Units and/or Shares in the Offering will be required to complete and execute a subscription agreement for an investment in Units or Shares, as applicable (“Subscription Agreement”) and to deliver to the Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“Instruments of Payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the applicable Memorandum.
(b)Customers who purchase Units and/or Shares will be instructed by the Dealer to make their Instruments of Payment payable to or for the benefit of “Blackstone Multi-Strategy Hedge Fund L.P.” or “Blackstone Multi-Strategy Hedge Fund Offshore SPC, for the account of SP-1”, as applicable.
(c)Subscription Agreements received during each month before seven (7) business days prior to the first calendar day of the next month will be transmitted to the Fund or its agent as set forth in the Subscription Agreement or as otherwise directed by the Fund, and the Dealer shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements at least five (5) business days prior to the first calendar day of the next month as set forth in the Subscription Agreement or as otherwise directed by the Fund. Subscription Agreements received from subscribers during the seven (7) business day period prior to the first calendar day of a month will be transmitted at least seven (7) business days prior to the first calendar day of the month after the next month (the “Following Month”), and the Dealer shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements at least five (5) business days prior to the first calendar day of the Following Month. Purchase orders which include (i) Instruments of Payment received by the Fund at least five (5) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Fund or its transfer agent at least seven (7) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first day of such month at a purchase price equal to the Partnership’s or the Offshore Fund’s net asset value (“NAV”) per Unit or Share, as applicable, as of the last calendar day of the immediately preceding month applicable to the Type of Units or Shares being purchased (as calculated in accordance with the procedures described in the applicable Memorandum).
(d)Any redemption requests must be made in accordance with the applicable procedures described in the applicable Memorandum, the Partnership’s Unit Redemption Plan or the Offshore Fund’s Share Repurchase Program (each as defined in the applicable Memorandum), the Subscription Agreement, and applicable law, rules and regulations.  The parties acknowledge and agree that a redemption request is not received in “good order” unless the redemption request and all required documentation is complete and received by the Fund’s transfer agent by the applicable redemption request deadline described in the applicable Memorandum, the Subscription Agreement or otherwise specified by the Fund in writing.
(e)If the Dealer receives a Subscription Agreement or Instrument of Payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and Instrument of Payment directly to such subscriber no later than the end of the next business day following its receipt. Subscription Agreements and Instruments of Payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 2. Transmittal of received investor funds will be made in accordance with the procedures set forth in Section 2(c). For the avoidance of doubt, the Dealer Manager will not accept, hold, transmit or return Instruments of Payment, securities, or Subscription Agreements. All Subscription Agreements and Instruments of Payment must be sent directly to the Fund or its designated agent. If the Dealer Manager inadvertently receives any such items, it will promptly forward them to the Fund or its designated agent without review.
(f)Subscription funds may be transmitted to the Fund net of any upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) subject to the terms and conditions set forth in Schedule I attached hereto. No Subscription Fees will be paid to or through the Dealer Manager.
3.Pricing
Except as otherwise provided in the applicable Memorandum, which may be amended or supplemented from time to time, the offering price of Units and Shares shall be equal to the Partnership’s or the Offshore Fund’s then current NAV per Unit or Share applicable to the Type of Units or Shares being purchased (as calculated in accordance with the procedures described in the applicable Memorandum). Except as otherwise provided in the US PPM, for unitholders who participate in the Partnership’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the Type of Units that each such unitholder owns will be automatically reinvested in additional Units of the same Type. Any Units issued pursuant to the DRIP will be issued and sold to unitholders of the Partnership at a purchase price equal to the most recent available NAV per Unit for such Units at the time the distribution is payable and will be subject to the payment of unitholder servicing fees on such DRIP Units to the relevant Type of Units. Except as otherwise indicated in the applicable Memorandum or in any letter or memorandum sent to the Dealer by the Fund or the Dealer Manager, a minimum initial subscription amount (i) with respect to the Partnership’s Class S Units, Class N Units, Class D Units, and Class I Units and the Offshore Fund’s Class S Shares, Class N Shares, Class D Shares, and Class I Shares, of $10,000 and (ii) with respect to the Partnership’s Class SF Units, Class NF Units, Class DF Units, and Class IF Units and the Offshore Fund’s Class SF Shares, Class NF Shares, Class DF Shares, and Class IF Shares, of $250,000, is required unless such minimums are waived by the Dealer Manager. Further, except as otherwise indicated in the applicable Memorandum or in any letter or memorandum sent to the Dealer by the Fund or the Dealer Manager, a minimum investment amount of $1,000 is required for all subsequent subscriptions unless such minimums are waived by the Dealer Manager. The Units and Shares are nonassessable.
4.Dealer Compensation
Except as may be provided in the applicable Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing unitholder and shareholder services rendered by the Dealer hereunder, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.
5.Representations, Warranties and Covenants of the Dealer
(a)In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants, covenants and agrees that:
(i)It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which the Dealer is organized.
(ii)It is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer contemplated herein and there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.
(iii)The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Units and Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

Exhibit 10.2
(iv)All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.
(v)It shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to the Units or Shares offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.
(vi)It has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all laws applicable to the Dealer’s obligations under this Agreement.
(vii)As of the date hereof and at any time during the term of this Agreement, any written information about the Dealer that is furnished by the Dealer for inclusion in the Offering Materials (as defined below) does not and will not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.
(viii)Subject to the Dealer’s compliance with the terms herein (including, but not limited to, Section 5(a)(xii)(D), Section 9(e) and any jurisdictional-specific restrictions set forth in Schedule III), the Dealer is hereby authorized to offer and sell Units and Shares in the jurisdictions set forth on Schedule III attached hereto. Except for those jurisdictions listed on Schedule III hereto, the Dealer will not offer, sell or distribute Units or Shares, or otherwise make any such Units or Shares available, in any jurisdiction outside of the United States or United States territories unless the Dealer receives prior written consent from the Dealer Manager.
(ix)It acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.
(x)It is a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) and subject to FINRA Rule 2030 (the “Rule”). The Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule.  The Dealer further represents that neither it nor any of its Covered Associates (as defined below) has made, directly or indirectly, any contributions that prohibit the Dealer from engaging in solicitation activities for compensation under the Rule (a “Triggering Contribution”).  The Dealer hereby agrees that neither it nor any of its Covered Associates will make a Triggering Contribution or violate the Rule while the Dealer is engaged hereunder.  If the Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to the Dealer Manager, which notice shall include a description of the nature of the ban or violation. “Covered Associates” means any (A) general partner, managing member or executive officer of the Dealer, as well as any person with a similar status or function, (B) any associated person of the Dealer who engages in distribution or solicitation activities with a government entity, (C) any associated person of the Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (B) above, and (D) any political action committee controlled by the Dealer or one of its Covered Associates.
(xi)It is (A) duly registered as a broker-dealer with the U.S. Securities and Exchange Commission (the “SEC”) and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is duly registered as a broker-dealer under the laws of each state and, to the extent required, the equivalent thereof in any other jurisdiction or (B) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction (including the jurisdictions listed on Schedule III), which require such registration in connection with the services to be provided by the Dealer hereunder.
(xii)It will conduct its activities in accordance with all applicable U.S. and non-U.S. securities laws and other applicable legal and regulatory requirements in any jurisdiction where Units and/or Shares are marketed, and the Dealer will not take any action that: (A) constitutes a public offering of or for the Units or Shares within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Fund within the meaning of Regulation D promulgated thereunder; (B) causes the Offering of the Units or Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act; (C) causes the Fund to lose its exemption under Section 3(c)(7) or Section 7(d) of the Investment Company Act of 1940 (the “Investment Company Act”), as applicable; or (D) causes the Units or Shares to be required to be registered under any non-U.S. laws (including, for the avoidance of doubt, the laws of any jurisdiction listed on Schedule III attached hereto).
(xiii)It covenants that with respect to any statement by the Dealer or any Affiliated Promoter (as defined below) (or any of their respective representatives or agents, in their capacities as such) that it disseminates to any prospective Investor (or any of its representatives or agents, in their capacities as such), in connection with the services or activities performed by the Dealer or any Affiliated Promoter under this Agreement, that is an “endorsement” or “testimonial” (as defined in Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”)), of or relating to the Partnership, the Offshore Fund, the Advisor (as defined below) or any of its officers or employees (any such statement, a “Promotional Statement”), the Dealer shall use best efforts to ensure, and shall cause any Affiliated Promoter to use best efforts to ensure, that each Promotional Statement: (A) complies with the requirements applicable to “advertisements” under the Marketing Rule (as such term is defined in the Marketing Rule), (B) does not include any untrue statement of material fact, and (C) is not materially misleading, which shall exclude documents and statements prepared by the Dealer Manager, the Advisor (or its affiliates), including the applicable Memorandum, that the Dealer Manager and the Advisor have authorized the Dealer to disseminate to prospective Investors (or their representatives or agents) but excluding any information or statement in any of the foregoing that was prepared, added or substantially modified by the Dealer or an affiliate thereof, shall satisfy clauses (A) through (C) in this sentence. “Affiliated Promoter” means any affiliate of the Dealer (x) to which the Dealer assigns or delegates its rights or obligations under this Agreement, (y) that is engaged or retained by the Dealer in connection with the solicitation or referral of prospective Investors or to otherwise assist the Dealer in performing its obligations or services under this Agreement or (z) that is designated by the Dealer to receive all or a portion of any fees contemplated hereunder, directly or indirectly, in connection with the solicitation or referral of prospective Investors. For the avoidance of doubt, the term “Affiliated Promoter” shall exclude any officer, employee, agent or representative of the Dealer or an Affiliated Promoter who gives or disseminates Promotional Statements solely in his or her capacity as such.
(xiv)It covenants that, at all times during which the Dealer or any Affiliated Promoter gives or disseminates Promotional Statements, the Dealer shall maintain, and shall cause such Affiliated Promoter to maintain, policies and procedures that (A) are reasonably designed to prevent the Dealer, such Affiliated Promoter and any of their respective personnel who give or disseminate Promotional Statements on their behalf from giving or disseminating statements that violate anti-fraud provisions under applicable securities laws and FINRA Rule 2210 and (B) apply to communications by the Dealer and such Affiliated Promoter (as applicable) to prospective Investors that are subject to such anti-fraud provisions and FINRA Rule 2210.
(xv)It covenants that it shall ensure, and shall cause any Affiliated Promoter to ensure, that at the time any Promotional Statement is disseminated to a prospective Investor (or its representative or agent, in their capacities as such), unless such Promotional Statement constitutes a recommendation subject to Rule 15l-1 under the Exchange Act (“Regulation Best Interest”), the Dealer or any Affiliated Promoter (as applicable) or any representative or agent acting on their behalf will disseminate to such prospective Investor (or its representative or agent, as applicable) disclosure that discloses: (A) that the Promotional Statement was given by a current client or investor of the Advisor, or that the Promotional Statement was given by a person other than a current client or investor of the Advisor, as applicable, (B) that cash or non-cash compensation was provided for the Promotional Statement and (C) a brief statement of any material conflicts of interest on the part of the person giving the Promotional Statement resulting from the Advisor’s relationship with such person. Any such disclosure must be made clearly and prominently, it being understood that in order for such disclosure to be made “clearly and prominently” for this purpose, the disclosure must be at least as prominent as the relevant Promotional Statement and must be included within such Promotional Statement itself or, in a case where the relevant Promotional Statement is made orally, provided at the same time as the Promotional Statement.
(xvi)It shall promptly respond to and comply with any request made by the Advisor or the Dealer Manager for information or documentation that would reasonably facilitate the Advisor’s compliance with its obligations under the Marketing Rule and under related recordkeeping provisions of Rule 204-2 under the Advisers Act.
(xvii)Except for Waived Disqualifying Events (as defined herein) disclosed in Schedule V, no Dealer Covered Person (as defined herein) is subject to an event described in Rule 506(d)(1)(i)-(viii) (“Rule 506(d)(1)”) of Regulation D promulgated under the Securities Act (“Disqualifying Events”) that would result in disqualification under Rule 506(d)(1) of the Securities Act of the Fund’s use of the Rule 506 exemption under the Securities Act for the sale of interests therein. For purposes of this section, “Dealer Covered Person” means (A) the Dealer; (B) any person who through the Dealer has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; (C) any general partner or managing member of any person described in (A) or (B); (D) any director, executive officer or other officer participating directly or indirectly in the offering of the Units and/or Shares of any person described in (A), (B) or (C); and (E) any Affiliated Promoter. For purposes of the foregoing, “executive officer” shall have the meaning ascribed to it in Rule 405 of the Securities Act. For so long as the Dealer is participating in the Offering, upon the Dealer Manager’s request pursuant to this Agreement, the Dealer shall provide the Dealer Manager written confirmation that the representations in this Section 5(a)(xvii) are true and correct by delivering a certificate in the form attached hereto as Schedule IV. In addition, the Dealer shall promptly inform the Dealer Manager in writing if (x) any of the representations contained in Schedule IV shall no longer be entirely true, accurate and complete in any respect or (y) a Dealer Covered Person is subject to a Disqualifying Event or receives any waivers granted by: (1) the SEC under Rule 506(d)(2)(ii); or (2) any court or regulatory authority under Rule 506(d)(2)(iii).
(xviii)For purposes of this Agreement, “Waived Disqualifying Event” means a Disqualifying Event that would have triggered disqualification under Rule 506(d)(1) except that such Disqualifying Event has been waived by a waiver, order, judgment or decree granted under Rule 506(d)(2)(ii) or (iii) (“Rule 506(d)(2)(ii)-(iii)”) of Regulation D and the Dealer and all Dealer Covered Persons (to the extent applicable) have complied with and are complying with the terms and conditions of any applicable waiver, order, judgment or decree and such waiver, order, judgment or decree has not been revoked or further conditioned. The Dealer shall provide the Dealer Manager with a copy of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) with respect to a Waived Disqualifying Event. To the extent that a condition of a waiver, order, judgment or decree applicable to a Waived Disqualifying Event requires disclosure to prospective investors in the Fund, the Dealer agrees that the description on Schedule V hereto of the Waived Disqualifying Event complies with the requirements of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) and the Dealer authorizes the disclosure of any descriptions on Schedule V to current and prospective investors of the Fund.
(xix)It shall promptly notify the Fund and the Advisor if it becomes aware of any future Disqualifying Event with respect to the Dealer or any Dealer Covered Person.
(xx)It shall promptly notify the Fund and the Advisor if it becomes aware of any future event that would give rise to a statutory disqualification, as defined under Section 3(a)(39) of the Exchange Act.
(xxi)Any Subscription Fees charged by the Dealer in connection with its sale of Units and/or Shares will be charged in a manner consistent with the applicable Memorandum, applicable law and FINRA rules.
(xxii)Unless prohibited under applicable law, it shall advise the Dealer Manager promptly of (a) the receipt by the Dealer of any communication specifically with respect to the offering of Units from the SEC, any state securities commissioner or any other regulatory authority in any other jurisdiction and (b) the threat or commencement of any lawsuit, proceeding or investigation to which the Dealer is a party specifically with respect to the offering of Units and/or Shares.
(xxiii)Upon the Dealer Manager’s request, it shall provide the Dealer Manager, (A) a certificate with such customary representations as the Fund or its counsel may reasonably request, so as to warrant that the Dealer’s activities hereunder were carried out in compliance with applicable laws and the terms of this Agreement and (B) such further information and documents as are reasonably necessary or appropriate for the Fund and/or its counsel to determine that the representations and warranties made in this Agreement continue to be true and correct.

In addition, the Dealer shall promptly inform the Dealer Manager in writing if any of the representations contained in the certificate shall no longer be entirely true, accurate and complete in any respect.
(xxiv)Notwithstanding any instruction to the contrary, the Dealer shall comply with all applicable abandoned property, escheat or similar laws, and none of the Dealer Manager, the Fund or the Advisor shall be liable to any party or any unitholder or shareholder for any funds from the account(s) of any such unitholder’s Units or shareholder’s Shares pursuant to this Agreement or any applicable abandoned property, escheat or similar law.
(xxv)Throughout the term of this Agreement, the representations and warranties of the Dealer in this Agreement shall be true and correct in all material respects. For as long as this Agreement is in effect, the Dealer agrees to promptly notify the Dealer Manager and the Advisor in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on the Dealer’s part to be performed or satisfied has been breached or not satisfied in any material respect.
6.Right to Reject Orders or Cancel Sales
(a)All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required Instrument of Payment in full payment for the Units or Shares. Issuance and delivery of the Units or Shares will be made only after actual receipt of payment therefor. If any check or wire is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Units or Shares, the Fund reserves the right to cancel the sale without notice.
(b)If the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three (3) days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).
7.Memorandum and Authorized Sales Materials; Compliance with Laws
(a)The Dealer, including any of its principals, directors, officers and employees, is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Units, the Shares, the Fund, the Dealer Manager, Blackstone Alternative Asset Management Associates LLC (the “General Partner”) and/or Blackstone Alternative Asset Management L.P. (the “Advisor” and, together with the Dealer Manager, the Fund and the General Partner, collectively, the “BXHF Parties” and each a “BXHF Party”), except as set forth in the applicable Memorandum and any additional sales literature, which has been approved in advance in writing by the Dealer Manager (collectively, “Authorized Sales Materials”). The Dealer Manager will supply the Dealer with reasonable quantities of the applicable Memorandum, any supplements thereto and any amended applicable Memorandum, as well as any Authorized Sales Materials (the applicable Memorandum and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”), for delivery to prospective Investors and Investors.
(b)The Dealer agrees that it shall have delivered to each prospective Investor to whom an offer to purchase the Units or Shares is made, as of the time of such offer, a copy of the applicable Memorandum that has then been supplied to the Dealer by the Dealer Manager. The Dealer agrees that it will not send or give any supplement to the applicable Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given the applicable Memorandum (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended applicable Memorandum) to that investor or has simultaneously sent or given the applicable

Memorandum (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended applicable Memorandum) with such supplement to the applicable Memorandum or Authorized Sales Materials. The Dealer agrees that it will not show or give to any Investor, or prospective Investor, or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker only”, “dealer only”, or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to end investors. The Dealer agrees that it will not show or give to any Investor or prospective Investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to end investors in such jurisdiction. The Dealer agrees that it will not use in connection with the offer or sale of Units and/or Shares any material or writing which relates to another issuer supplied to it by the Fund or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the issuer to which it relates. The Dealer will not use in connection with the offer or sale of Units and/or Shares any materials or writings which have not been previously approved by the Dealer Manager, the Advisor or the Fund in writing.
(c)The Dealer agrees to deliver to each Investor making purchases of Units or Shares, prior to the time of sale, a copy of the Fund’s then current applicable Memorandum and Subscription Agreement, and may deliver offering materials subject to the terms herein, all as amended from time to time. The Dealer further agrees, on an ongoing basis, to deliver to each Investor copies of all supplements and amendments to the applicable Memorandum that are delivered or made available to the Dealer by the Dealer Manager.
(d)With respect to each Investor who purchases Units or Shares, the Dealer confirms it: (i) reasonably believes that the information and representations in the Subscription Agreement made by and concerning the Investor identified in the Subscription Agreement are true, correct and complete in all material respects; (ii) has offered the Investor the opportunity to discuss such Investor’s prospective purchase of Units or Shares; (iii) has delivered or made available a current applicable Memorandum and related supplements, if any, to such Investor; (iv) has reasonable grounds to believe that the Investor is purchasing the Units or Shares for the Investor’s own account; and (v) has a reasonable basis to believe that the purchase of Units or Shares is an appropriate investment for such Investor. The above representations shall be true and correct with respect to each Investor as of each date that such Investor’s Subscription Agreement is provided to the Dealer Manager.
(e)On becoming a Dealer, and in offering and selling Units and Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Units and Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA PATRIOT Act of 2001, as amended (the “USA Patriot Act”), and regulations administered by the Office of Foreign Assets Control at the Department of the Treasury (“OFAC”), and (iv) this Agreement and the applicable Memorandum as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.
(f)The Dealer (i) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures, (ii) will comply with all applicable SEC rules and guidelines or other applicable rules and regulations pertaining to electronic delivery of the applicable Memorandum and Authorized Sales Materials and electronic signature of the Subscription Agreement, (iii) acknowledges that it is acting as an agent of the Fund only with respect to the delivery of the applicable Memorandum and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the Dealer Manager Agreement and this Agreement and (iv)

will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law. In consideration of the foregoing, the Dealer Manager hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.
8.License and Association Membership
The Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units and Shares under federal and state securities laws and regulations, and foreign laws (including the laws of the jurisdictions listed on Schedule III), if applicable, and in all states or jurisdictions where it offers or sells Units and/or Shares, and a member in good standing of FINRA and that it has obtained all necessary approvals, licenses and permits required for it to enter into this Agreement and engage in the offer and sale of securities of the type represented by the Units and Shares and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify the Dealer Manager immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer will abide by the Rules of FINRA, including FINRA Rules 2040, 2111 and 2121.
9.Limitation of Offer; Suitability
(a)The Dealer will offer Units and Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the applicable Memorandum, this Agreement or in any suitability letter or memorandum sent to it by the Fund or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Units or Shares are qualified for sale under the respective securities laws of such jurisdiction or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Units or Shares in such jurisdictions (including the jurisdictions listed on Schedule III). In offering Units and Shares, the Dealer will comply with the provisions of the applicable Rules set forth in the FINRA Manual, Regulation Best Interest, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this section shall be construed to relieve the Dealer of its suitability obligations under Regulation Best Interest or FINRA Rule 2111, if applicable. The Dealer will sell Types of Units and Shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell such Types of Units or Shares pursuant to this Agreement, sell such Types of Units or Shares only to those persons who are eligible to purchase such Units or Shares as described in the applicable Memorandum. Nothing contained in this Agreement shall be construed to impose upon any BXHF Party the responsibility of assuring that prospective Investors meet the suitability standards in accordance with the terms and provisions of the applicable Memorandum. The Dealer shall not purchase any Units or Shares for a discretionary account without obtaining the prior written approval of the Dealer’s Customer and such Customer’s completed and executed Subscription Agreement.
(b)The Dealer further represents, warrants and covenants that neither the Dealer, nor any person associated with the Dealer, shall offer or sell Units or Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (i) applicable provisions described in the applicable Memorandum; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable provisions of Regulation Best Interest; and (iv) applicable FINRA rules. The Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Units or Shares to an investor, the Dealer, or a person associated with the Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer, or person associated with the Dealer, that the investor (x) can reasonably benefit from an investment in the Units or Shares based on the investor’s overall investment objectives and portfolio structure, (y) is able to bear the economic risk of the investment based on the investor’s overall financial situation and (z) has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Units or Shares, (C) the lack of liquidity of the Units or Shares, (D) the background and qualifications of the Advisor or the persons responsible for directing and managing the Fund and (E) the tax consequences of an investment in the Units or Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Units or Shares or by the beneficiary of such fiduciary account. The Dealer further represents, warrants and covenants that the Dealer, or a person associated with the Dealer, will make every reasonable effort to determine the appropriateness of an investment in Units or Shares of each proposed investor, in accordance with the foregoing standards, by reviewing documents and records which, in accordance with applicable law, contain the basis upon which the determination as to the appropriateness of such investment was reached as to each purchaser of Units or Shares pursuant to a subscription solicited by the Dealer.
(c)The Dealer will comply with the record-keeping requirements imposed by (i) applicable U.S. (federal and state) and non-U.S. securities laws and the rules and regulations thereunder and (ii) the applicable rules of FINRA, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Units or Shares is suitable and appropriate for each subscriber for a period of six (6) years from the date of the sale of the Units or Shares. The Dealer will, upon request from a regulatory authority to the Dealer or as required under applicable law, furnish such regulatory authority with copies of records of the purchase and sales of Units or Shares, including Suitability Records.
(d)With respect to the Partnership, the Units offered by the Dealer shall be offered only to Customers who are both (x) “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act and (y) “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act. With respect to the Offshore Fund, the Shares offered by the Dealer shall be offered only to Customers who are (1) non-“U.S. Persons” (as defined in Regulation S under the Securities Act), (2) meet the eligibility requirements applicable to the Customer’s jurisdiction, as set forth in Appendix A of the Offshore PPM and (3) certify that they (i) both received the Offshore PPM and executed a Subscription Agreement outside the United States or (ii) are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act and the rules, regulations and interpretations thereunder. Neither the Dealer nor any person acting on its behalf, has (i) offered or sold or shall offer or sell the Units or Shares by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, or (ii) taken or will take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act. The Dealer shall offer the Units and Shares in accordance with U.S. federal securities laws, the securities laws of any state and the securities laws of any other jurisdiction in which it markets or solicits purchasers for such Units or Shares. The Dealer shall not knowingly take any action that would place any BXHF Party or any affiliate thereof in violation of any U.S. federal or state law or applicable non-U.S. laws. The Dealer shall not refer to any BXHF Party or solicit any Customer through the use of any general advertising, publicity, general solicitation, or other similar means.
(e)The Dealer will only make available the Authorized Sales Materials and the applicable Memorandum to qualified clients: (i) with whom it has a “pre-existing, substantive relationship” (as such term is used in related guidance published by the staff of the SEC); and (ii) who meet the financial qualifications, accreditation and suitability standards set forth in the applicable Memorandum or as otherwise required for compliance with applicable local law, regulation and/or tolerated market practice (including, for the avoidance of doubt, accreditation standards and/or minimum investment requirements). For the avoidance of doubt, the Dealer will not engage in marketing, solicitations or any other conduct that elicits obligations to limit the number of offerees and/or investors in accordance with applicable local law, regulation and/or tolerated market practice.
10.Disclosure Review; Confidentiality of Information
(a)The Dealer shall have reasonable grounds to believe, based on the information made available to it through the applicable Memorandum or other materials, that all material facts are adequately and accurately disclosed in the applicable Memorandum and provide a basis for evaluating the Units and Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the General Partner and the Advisor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager, the General Partner or an affiliate of the General Partner.
(b)It is anticipated that (i) the Dealer and its officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (as defined below) pertaining to the BXHF Parties or their respective affiliates in connection with such Diligence Representatives’ diligence review. Such Diligence Representatives are bound by the terms of this Section 10, and the Dealer will be responsible for any breach by such persons of these confidentiality obligations. For purposes hereof, “Confidential Information” shall mean and include: (A) trade secrets concerning the business and affairs of the BXHF Parties or their respective affiliates; (B) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the BXHF Parties or their respective affiliates; (C) information concerning the business and affairs of the BXHF Parties or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (D) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (E) any notes, analyses, compilations, studies, summaries or other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer shall keep, and cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer shall not disclose, and will cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and will not use the Confidential Information in any manner in the offer and sale of the Units and Shares. The Dealer shall take all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (x) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (y) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that it or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Fund, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that it or its Diligence Representatives may in the future receive Confidential Information, either in individual or collective meetings or telephone calls with the Fund, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Fund to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (1) if approved in writing for disclosure by the Fund or the Dealer Manager, (2) pursuant to a subpoena or as required by law, or (3) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided, that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (2) and (3) of this sentence.
(c)Upon the termination of this Agreement, or following the request of the Dealer Manager, Dealer shall promptly destroy or return to the Dealer Manager all Confidential Information and all supporting documentation provided to Dealer or its Representatives; provided, that Dealer may retain a copy of Confidential Information to the extent required by law; provided, further, that any information permitted to be retained by Dealer pursuant to this paragraph shall be retained by Dealer in confidence and shall remain subject to the terms of this Agreement.
11.Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

Exhibit 10.2
(a)The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act, and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations (the “AML Rules and Regulations”). The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. The Dealer further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are consistent with the Dealer’s obligations under this Agreement, (5) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for compliance with applicable economic sanctions issued by the U.S., including without limitation those administered and enforced by OFAC, the U.K., including without limitation those administered and enforced by His Majesty’s Treasury, the E.U., E.U. member states and the U.N. (collectively “Economic Sanctions”), including, without limitation, screening all new and existing Customers and Customer’s beneficial owners, if any, against the list of specially designated nationals and blocked persons, and any other government list that is or becomes required under the Economic Sanctions, and (8) prescribes that appropriate regulators be permitted to examine the Dealer’s AML books and records and that the Dealer will promptly fulfill appropriate requests by such regulators for information about the Dealer’s AML Program. Customer identification information will be retained for a period of not less than five (5) years, following the termination of the Customer’s relationship with the Dealer. The Dealer further has policies and procedures reasonably designed to comply with the Financial Crimes Enforcement Network’s Customer Due Diligence Rule, including identifying and verifying the identity of beneficial owners of legal entity customers, and the Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer has implemented policies, procedures and internal controls reasonably designed to identify higher risk clients, and to perform enhanced due diligence on such clients, including politically exposed persons. In accordance with such implemented policies, procedures and internal controls, applicable laws and regulations and its AML Program, the Dealer shall monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing.
(b)Upon request by the Dealer Manager at any time, the Dealer shall promptly furnish (i) a copy of its AML Program to the Dealer Manager for review, (ii) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program and (iii) written re-certification that the Dealer has implemented its AML Program and performed all other obligations of the Dealer pursuant to the terms of this Section 11. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.
(c)The Dealer hereby acknowledges and agrees that it (and not any BXHF Party or the Fund’s transfer agent or other service provider) is responsible for reviewing and monitoring Customers and complying with AML Rules and Regulations, including customer identification program requirements, with respect to Customers in connection with this Agreement.
(d)The Dealer does not know or have any reason to suspect that any of the beneficial owners, controllers, authorized persons, or other entities associated with any Customer investing in the Fund (including any beneficial owner(s) thereof): (i) appears on OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) is named on any list of sanctioned entities or individuals pursuant to E.U., United Nations and/or U.K. regulations (as the latter are extended by statutory instrument to the Cayman Islands by Statutory Instrument); (iii) is operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the E.U., the U.S. and/or the U.K. apply; or (iv) is otherwise subject to sanctions imposed by, or is a party with which the Fund is prohibited to deal with under the laws of, the United Nations, OFAC, the E.U. or the U.K., which may be amended from time to time (collectively, a “Sanctions Subject”).

Exhibit 10.2
(e)The Dealer does not know or have any reason to suspect that the monies used to fund any Customer’s investment in the Fund is derived, directly or indirectly, from, invested for the benefit of, or related in any way to: (i) any criminal, terrorist or other illegal activities, including but not limited to, money laundering activities, whether under U.S. law or otherwise; and/or (ii) a Sanctions Subject (or are made on behalf of, or are controlled by, such persons).
(f)The Dealer covenants that, should any Customer and/or beneficial owner(s) thereof become at any time during their investment in the Fund a Sanctions Subject, the Dealer shall immediately notify the General Partner of such, which shall include the identity of such Sanctions Subject. The Dealer agrees to promptly provide the Fund, the Dealer Manager, the General Partner or their respective delegate(s) with such additional information as may be requested by the Fund, the General Partner, the Dealer Manager or its delegate to enable the Fund to satisfy its responsibilities under applicable law. The Dealer agrees and acknowledges that, among other remedial measures, (i) the Fund may be obligated to “freeze the account” with respect to the portion of an investment by any Customer, either by restricting participation by the Customer and/or segregating the assets of the Customer in order to comply with governmental regulations and/or if the Dealer Manager determines in its good faith that such action is in the best interests of the Partnership; and (ii) the Fund may be required to report such action or confidential information relating to the Customer (including, without limitation, disclosing the Customer’s identity) to regulatory authorities.
(g)The Dealer shall notify the Fund promptly in writing should the Dealer become aware of any material change in the information set forth in this Section 11.
12.Privacy
(a)The Dealer will abide by and comply in all respects with (i) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.
(b)The parties hereto acknowledge that from time to time, the Dealer may share with the Fund and the Fund may share with the Dealer nonpublic personal information (as defined under the GLBA) of Customers of the Dealer. This nonpublic personal information may include, but is not limited to a Customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its Customers that pertains to the period or periods during which the Dealer served as the broker-dealer of record for such Customer’s account. None of the Dealer or the BXHF Parties will disclose nonpublic personal information of any Customers who have opted out of such disclosures, except (i) to service providers (when necessary and as permitted under the GLBA), (ii) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (iii) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.
(c)The Dealer shall be responsible for determining which Customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such Customers (the “List”) to identify Customers that have exercised their opt-out rights. In the event the Dealer or any BXHF Party expects to use or disclose nonpublic personal information of any Customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected Customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any Customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.
(d)The Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (i) to assure the security and confidentiality of nonpublic personal information of all Customers; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, such information that could result in material harm to any Customer; (iv) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. The Dealer will cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access or discloses nonpublic personal information of Customers, to implement appropriate measures designed to meet the objectives set forth in this Section 12.
13.Sub-Agents
(a)The Dealer shall not engage or retain, or assign or delegate its rights or obligations hereunder to, any affiliated or unaffiliated sub-agent to assist the Dealer with the offer, sale, marketing or promotion of Units or Shares without the prior written approval of the Dealer Manager (“Sub-Agents”).
(b)The Dealer undertakes to cause each approved Sub-Agent to enter into an agreement with the Dealer, which agreement shall include all of the undertakings, agreements, representations, warranties and covenants made by the Dealer to the BXHF Parties hereunder mutatis mutandis. Such agreement shall also prohibit further delegation unless the prior written consent of the Dealer Manager is given. The Dealer shall review the services provided by each of its Sub-Agents (if any) on an ongoing basis and make each Sub-Agent (if any) aware of the requirement to review the services provided by each Sub-Agent’s delegate (if any) on an ongoing basis.
(c)Upon the request of the Dealer Manager, the Dealer shall provide the Dealer Manager with a copy of any such Sub-Agent agreement and/or a certificate from the Dealer to the effect that the Dealer is in compliance with Section 13(b) with respect to such Sub-Agent. The Dealer undertakes to terminate with immediate effect the appointment of any Sub-Agent upon the instruction of the Dealer Manager. The Dealer shall remain liable for any act (or failure to act) of any of its Sub-Agents that would be a breach of the terms of this Agreement had it been committed or taken by the Dealer.
(d)The Dealer hereby covenants, represents and warrants to the Dealer Manager that no portion of the fees received by the Dealer in connection with its services hereunder shall be remitted or otherwise paid to any third party (including any finder or lobbyist) by the Dealer, other than a Sub-Agent as provided in the sentence above, without the prior written consent of the Dealer Manager, which may be given or withheld in the Dealer Manager’s sole discretion.
14.Dealer’s Undertaking to Not Facilitate a Secondary Market in the Units or Shares
The Dealer acknowledges that there is no public trading market for the Units or Shares and that there are limits on the ownership, transferability and redemption of the Units and Shares, which significantly limit the liquidity of an investment in the Units and/or Shares. The Dealer also acknowledges that the Partnership’s Unit Redemption Plan and the Offshore Fund’s Share Repurchase Program provide only a limited opportunity for investors to have their Units or Shares purchased by the Partnership or Offshore Fund, as applicable, and that the General Partner (or board of directors, with respect to the Offshore Fund) may, in its sole discretion, amend, suspend, or terminate the Partnership’s Unit Redemption Plan or the Offshore Fund’s Share Repurchase Program, as applicable, at any time in accordance with the terms of the Partnership’s Unit Redemption Plan or the Offshore Fund’s Share Repurchase Program. The Dealer hereby agrees that so long as the Partnership is offering Units and the Offshore Fund is offering Shares under Regulation D and/or Regulation S under the Securities Act, the Dealer will not facilitate any transfers except in compliance with applicable law or engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Units or Shares without the prior written approval of the Dealer Manager.
15.Arbitration
Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.
16.Termination
(a)This Agreement will be effective as of its date of acceptance by the Dealer Manager and will remain in full force and effect for so long as this Agreement is not terminated by either party hereto pursuant to the terms hereof.
(b)This Agreement and the parties’ obligations hereunder may be terminated by either the Dealer Manager or the Dealer for any reason or no reason upon giving thirty (30) days’ prior written notice thereof to the other party; provided, however, that in the event either party hereto does not perform any obligation or materially breaches any covenant under this Agreement and does not perform such obligation or cure such breach (only to the extent such breach is curable) within five (5) business days from receipt of notice of such breach from the other party, or any representation and warranty hereunder on the part of a party hereto is incomplete or inaccurate in any respect (such event is referred to herein as a “Breach” and such party is referred to as the “Breaching Party”), this Agreement and the other party’s obligations hereunder may be immediately terminated by such other party by written notice thereof to the Breaching Party.
(c)Upon becoming aware of a Disqualifying Event with respect to a Dealer Covered Person (unless a waiver has been obtained and/or the relevant Dealer Covered Person has been timely terminated or no longer performs a role with respect to the Dealer that would cause such person to be a Dealer Covered Person for purposes of Rule 506(d) of the Securities Act), the Dealer Manager may, in its sole discretion, terminate this Agreement (such termination, a “Disqualifying Event Termination”), which Disqualifying Event Termination shall be effective as of the date of the occurrence of the Disqualifying Event. Notwithstanding any termination of this Agreement, the obligations of the parties pursuant to the indemnity, confidentiality and choice of law and jurisdiction provisions of this Agreement shall survive any termination hereof and remain operative and in full force and effect. For the avoidance of doubt, in the event of a Disqualifying Event Termination, the BXHF Parties shall cease to be obligated to pay the Dealer any fees in connection with any subscriptions made on or after the occurrence of such Disqualifying Event.
(d)This Agreement will terminate automatically if the Dealer Manager or the Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Dealer Manager’s or the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended. Each of the Dealer Manager and the Dealer shall have the right to terminate this Agreement immediately if the other party is subject to an investigation under the Foreign Corrupt Practices Act of 1977, as amended, or any similar law of any relevant jurisdiction, or the rules and regulations thereunder. Each party agrees to notify the other party immediately if any of these events, as applicable, occurs.
(e)The Dealer will immediately suspend or terminate its offer and sale of Units and/or Shares upon the request of the Fund or the Dealer Manager at any time and may resume its offer and sale of Units and/or Shares hereunder upon subsequent request of the Fund or the Dealer Manager.

Exhibit 10.2
(f)The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 4, 6, 7, and 14 through 22 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement and those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive.
17.Use of Fund and Blackstone Names
The Dealer will not, without the written consent of the Dealer Manager in each instance: (a) use in advertising, publicity or otherwise the name of any BXHF Party, “Blackstone”, any affiliate of any BXHF Party, or any director, officer or employee of any BXHF Party, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any BXHF Party or affiliates thereof; or (b) represent, directly or indirectly, that any product or any service provided by the Dealer has been approved or endorsed by any BXHF Party or affiliates thereof. Further, the Dealer Manager reserves the right to withdraw its consent to the use of any BXHF Party’s or any affiliate of any BXHF Party’s name at any time and to request to review any materials generated by the Dealer that use any BXHF Party’s or any affiliate of any BXHF Party’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.
18.Notice
Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier, or (d) electronic mail. All such notices shall be addressed, as follows:
If to the Dealer Manager:    Blackstone Securities Partners L.P.
Attn: Evan Clandorf
601 Lexington Avenue
New York, New York 10022
E-mail: [***]
    With a copy, which shall not constitute notice, to:
Blackstone Multi-Strategy Hedge Fund L.P.
Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
E-mail: [***]
If to the Advisor:    Blackstone Alternative Asset Management L.P.
Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
E-mail: [***]
If to the General Partner:    Blackstone Alternative Asset Management Associates LLC
Attn: Leon Volchyok
345 Park Avenue
New York, New York 10154
E-mail: [***]
If to the Fund:    Blackstone Multi-Strategy Hedge Fund L.P.
Attn: Leon Volchyok

601 Lexington Avenue
New York, New York 10022
E-mail: [***]
Blackstone Multi-Strategy Hedge Fund Offshore SPC
Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
E-mail: [***]

    If to Dealer:                To the address specified by the Dealer herein.
19.Attorney’s Fees and Applicable Law
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.
20.No Partnership
Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Fund or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Units and Shares according to the terms set forth in the applicable Memorandum as may be amended and supplemented from time to time and in this Agreement.
21.Electronic Communications
The Dealer Manager and its affiliates (collectively, “Blackstone”) may send electronic communications to the Dealer and its representatives for the monitoring, development and management of the business relationship and related communications with the Dealer and its representatives (“Business Purposes”). The Dealer shall, where requested by its representatives: (a) inform the representatives that Blackstone may send them communications for Business Purposes, (b) make Blackstone’s privacy notice available to the representatives, which is available at: www.blackstone.com/privacy, and (c) inform the representatives that they can opt-out of such communications. For the purposes of this Section 21, “representative” means any person representing, or whom Blackstone reasonably believes is representing, the Dealer, including any financial advisers.
22.Miscellaneous
(a)Each of the Fund, the General Partner, the Advisor and their respective affiliates shall be third-party beneficiaries of this Agreement, entitled to enforce the provisions hereof directly against the Dealer as if a party hereto.
(b)The BXHF Parties may be irreparably harmed if the Dealer’s obligations hereunder are not specifically enforced and the BXHF Parties would not have an adequate remedy at law in the event of an actual or threatened violation by the Dealer of its obligations hereunder. Therefore, the Dealer Manager shall be entitled to seek an injunction and/or specific performance for any actual or threatened violation or breach by the Dealer of this Agreement, without the posting of any bond, and such other relief as may be available at law or equity, including the right to recover all losses or damages suffered by the BXHF Parties resulting from any such breach or threatened breach.

Exhibit 10.2
(c)If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing such provision, and the rights and obligations of the parties hereto will be construed and enforced accordingly.
(d)This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement will not be construed more strictly against one or more parties than against any other party.
(e)This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the parties hereto regarding the offer and sale of Units and Shares and supersedes any and all prior negotiations, representations and agreements, whether written or oral related thereto.
(f)This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Units and/or Shares by such Dealer’s Customer after the Dealer has received such notice.
(g)This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Neither the Dealer Manager nor the Dealer may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and any purported assignment or other transfer of any such rights or obligations without such consent will be null and void.
(h)This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute but one and the same document.
(i)Headings or captions of this Agreement are for reference only and are not to be construed in any way as part of this Agreement, nor in the interpretation of this Agreement.
*    *    *    *    *

DEALER MANAGER:

BLACKSTONE SECURITIES PARTNERS L.P.

By:
Name:    Evan Clandorf
Title:     Authorized Signatory
Date:

Signature Page to Selected Dealer Agreement

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.
1.    IDENTITY OF DEALER:

Entity Name:
Type of entity:	(Corporation, Partnership or Proprietorship)
Organized in the State of:
Licensed as broker-dealer in all States:	Yes	No
If no, list all States licensed as broker-dealer:

Tax ID #:

2.    Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:
Company:
Address:
City, State and Zip:
Telephone:
Email:
Signature Page to Selected Dealer Agreement

AGREED TO AND ACCEPTED BY THE DEALER:
(Dealer’s Firm Name)
By:	Signature
Name:
Title:
Date:

Signature Page to Selected Dealer Agreement

SCHEDULE I
ADDENDUM TO
SELECTED DEALER AGREEMENT WITH
BLACKSTONE SECURITIES PARTNERS L.P.

Name of Dealer: _________________________________

The following reflects the subscription fee, placement fee and unitholder servicing fee and shareholder servicing fee arrangements as agreed upon between Blackstone Securities Partners L.P. (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Dealer in connection with the offering of Units of Blackstone Multi-Strategy Hedge Fund L.P. (the “Partnership”) and Shares of Blackstone Multi-Strategy Hedge Fund Offshore SPC, acting for and on behalf of SP-1 (the “SP”) (the “Offshore Fund” and together with the Partnership, the “Fund”).
Subscription Fees.
The Dealer may charge upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”), on purchases and sales of Units and Shares on such Dealer’s brokerage platform, as set forth in “Unit Type and Share Type Election” below, to the extent the applicable Memorandum discloses that such fees may be charged for the relevant Type of Units or Shares. Any Subscription Fee, including upfront placement fees or selling commissions, charged by the Dealer in connection with its sale of Units and Shares will be charged in a manner consistent with the applicable Memorandum and applicable law and FINRA rules. Purchases and sales of such Units and Shares may only be executed as purchases or redemptions between the Customer and the Fund. The Dealer shall not execute trades of Units or Shares between Customers. For the avoidance of doubt, subscription funds may be transmitted to the Fund net of any Subscription Fees.
Terms and Conditions of the Servicing Fees.
The payment of the unitholder servicing fee and shareholder servicing fee (“Servicing Fees”) to the Dealer is subject to the terms and conditions set forth herein and the applicable Memorandum as may be amended or supplemented from time to time. If the Dealer elects to sell Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units in the Partnership and/or Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares in the Offshore Fund, eligibility to receive the Servicing Fee with respect to such Units and/or Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Units and/or Shares and complying with the requirements set forth below, including providing unitholder and/or shareholder and account maintenance services with respect to such Units and/or Shares.
(i)    the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement (as defined below) between the Dealer Manager and the Dealer, and
(ii)    the provision of the following services with respect to the Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units of the Partnership and/or Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares of the Offshore Fund, as applicable, by the Dealer:
1.    assistance with recordkeeping, in accordance with the Dealer’s then existing requirements, including maintaining records for and on behalf of the Dealer’s Customers reflecting transactions and balances of Units and/or Shares owned,
2.    answering investor inquiries regarding the Fund, including distribution payments and reinvestments,

3.    helping investors understand their investments upon their request, and
4.    redemption requests. For the avoidance of doubt, the Dealer’s Customers shall submit redemption requests directly to the Fund or its agent.
For the avoidance of doubt, the Dealer is not to be considered the official books and records keeper of the Fund. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Fund, the Dealer Manager, and its agents (including its auditors) confirming the provision of services to each particular group of unitholders or shareholders upon reasonable request.
The Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services.
In the event of termination of the Agreement, the Dealer Manager and the Dealer shall promptly enter into a Servicing Agreement on reasonable and customary terms mutually agreed upon by the Dealer and the Dealer Manager to provide for the continuation of these services by the Dealer and the continuation of the payment by the Dealer Manager of the Servicing Fee with respect to the Units and Shares for which the Dealer continues to act as broker of record.
Subject to the conditions described herein, the Dealer Manager will reallocate to the Dealer the Servicing Fee in an amount described below, on Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units in the Partnership, and/or Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares in the Offshore Fund, as applicable, sold by the Dealer. To the extent payable, the Servicing Fee will be payable monthly in arrears as provided in the applicable Memorandum. All determinations regarding the Dealer’s compliance with the listed conditions in this Schedule I will be made by the Dealer Manager in good faith in accordance with the terms of this Agreement.
Notwithstanding the foregoing, subject to the terms of the applicable Memorandum, at such time as the Dealer is no longer the broker-dealer of record with respect to such Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units in the Partnership and/or such Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares in the Offshore Fund or the Dealer no longer satisfies any or all of the conditions set forth above, then the Dealer’s entitlement to the Servicing Fees related to such Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units in the Partnership and/or such Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares in the Offshore Fund, as applicable, shall cease, and the Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the first business day of a month.
Thereafter, such Servicing Fees may be reallocated to the then-current broker-dealer of record of the Class S Units, Class D Units, Class N Units, Class SF Units, Class DF Units and/or Class NF Units in the Partnership and/or such Class S Shares, Class D Shares, Class N Shares, Class SF Shares, Class DF Shares and/or Class NF Shares in the Offshore Fund, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallocation. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fee with respect to Class I Units, Class IF Units, Class I Shares or Class IF Shares.
General.
Servicing Fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing Subscription Fees and Servicing Fees are not in excess of the usual and customary brokers’ commission received in the sale of securities similar to the Units or Shares, that the Dealer’s interest in the Offering is limited to such Subscription Fee from its Customers and Servicing Fee from the Dealer Manager.
The Dealer waives any and all rights to receive compensation, including the Servicing Fee, until it is paid to and received by the Dealer Manager. The Dealer affirms that the Dealer Manager’s liability for Servicing Fees is limited solely to the proceeds of the Servicing Fee receivable from the Fund and the Dealer hereby waives any and all rights to receive any reallowance of the Servicing Fee due until such time as the Dealer Manager is in receipt of the Servicing Fee from the Fund. The Dealer acknowledges that the Dealer Manager will not have custody of such Servicing Fees and that its involvement in the reallowance of such Servicing Fees, if any, is ministerial only, based on information from the Dealer, the Fund, and the Fund’s transfer agent. The Dealer affirms that neither the Fund nor the Dealer Manager has any obligation to the Dealer with respect to any Subscription Fees or other fees, including upfront selling commissions or placement fees, the Dealer may charge to a Customer.
The Dealer shall furnish the Dealer Manager and the Fund with such information as shall reasonably be requested by the Fund with respect to the fees paid to the Dealer pursuant to this Schedule I, and the Dealer shall notify the Dealer Manager if the Dealer is not eligible to receive Subscription Fees and/or Servicing Fees at the time of purchase.

Unit Type and Share Type Election
CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE LISTED UNIT TYPE OR SHARE TYPE
The Partnership

☐ Class S Units	☐ Class N Units	☐ Class D Units	☐ Class I Units
☐ Class SF Units	☐ Class NF Units	☐ Class DF Units	☐ Class IF Units
The Offshore Fund

☐ Class S Shares	☐ Class N Shares	☐ Class D Shares	☐ Class I Shares
☐ Class SF Shares	☐ Class NF Shares	☐ Class DF Shares	☐ Class IF Shares

The following reflects the Subscription Fee arrangement and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Unit Type or Share Type.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 3.5% of the NAV per Class S Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Units.
______ (Initials)	Servicing Fee of 0.85% per annum of the aggregate NAV of outstanding Class S Units as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 2.0% of the NAV per Class N Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class N Units.

______ (Initials)	Servicing Fee of 0.50% per annum of the aggregate NAV of outstanding Class N Units as of the last day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 1.5% of the NAV per Class D Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Units.
______ (Initials)	Servicing Fee of 0.25% per annum of the aggregate NAV of outstanding Class D Units as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 3.5% of the NAV per Class SF Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class SF Units.
______ (Initials)	Servicing Fee of 0.85% per annum of the aggregate NAV of outstanding Class SF Units as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 2.0% of the NAV per Class NF Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class NF Units.

______ (Initials)	Servicing Fee of 0.50% per annum of the aggregate NAV of outstanding Class NF Units as of the last day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 1.5% of the NAV per Class DF Unit sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class DF Units.
______ (Initials)	Servicing Fee of 0.25% per annum of the aggregate NAV of outstanding Class DF Units as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 3.5% of the NAV per Class S Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
______ (Initials)	Servicing Fee of 0.85% per annum of the aggregate NAV of outstanding Class S Shares as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 2.0% of the NAV per Class N Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class N Shares.

______ (Initials)	Servicing Fee of 0.50% per annum of the aggregate NAV of outstanding Class N Shares as of the last day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 1.5% of the NAV per Class D Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
______ (Initials)	Servicing Fee of 0.25% per annum of the aggregate NAV of outstanding Class D Shares as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 3.5% of the NAV per Class SF Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class SF Shares.
______ (Initials)	Servicing Fee of 0.85% per annum of the aggregate NAV of outstanding Class SF Shares as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 2.0% of the NAV per Class NF Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class NF Shares.
______ (Initials)	Servicing Fee of 0.50% per annum of the aggregate NAV of outstanding Class NF Shares as of the last day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

______ (Initials)	No upfront selling commission but dealers may charge a Subscription Fee up to 1.5% of the NAV per Class DF Share sold in the Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class DF Shares.
______ (Initials)	Servicing Fee of 0.25% per annum of the aggregate NAV of outstanding Class DF Shares as of the last day of each month
By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed as of the date first written above.

“DEALER MANAGER”

BLACKSTONE SECURITIES PARTNERS L.P.

By:
Name: Evan Clandorf
Title: Authorized Signatory

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II
TO
SELECTED DEALER AGREEMENT WITH
BLACKSTONE SECURITIES PARTNERS L.P.
NAME OF ISSUER: BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.
BLACKSTONE MULTI-STRATEGY HEDGE FUND OFFSHORE SPC

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:
The Dealer hereby authorizes the Dealer Manager or its agent to deposit servicing fees and other fees due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until the Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER” (Print Name of Dealer) By: Name: Title: Date:

SCHEDULE III
TO
SELECTED DEALER AGREEMENT WITH
BLACKSTONE SECURITIES PARTNERS L.P.

None.

SCHEDULE IV
TO
SELECTED DEALER AGREEMENT WITH
BLACKSTONE SECURITIES PARTNERS L.P.
OFFERING CERTIFICATE
[DATE]
[__], together with its affiliates (“Dealer”), hereby certifies to Blackstone Multi-Strategy Hedge Fund L.P. (the “Partnership”) and Blackstone Multi-Strategy Hedge Fund Offshore SPC, acting for and on behalf of SP-1 (the “Offshore Fund” and together with the Partnership, collectively, the “Fund”) as follows:
1.The limited partnership interests (the “Units”) in the Partnership and the participating shares (the "Shares") in the Offshore Fund, have not been offered by the Dealer by any form of general solicitation or general advertising, including (without limitation) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising.
2.The Dealer has maintained an accurate record of all offerees to whom the Dealer has distributed a copy of the applicable Memorandum relating to the Fund.
3.None of (i) the Dealer, (ii) any person who through the Dealer has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, (iii) any general partner or managing member of any person described in (i) or (ii), or (iv) any director, executive officer or other officer participating directly or indirectly in the offering of the Units or Shares, of any person described in (i), (ii) or (iii) (each, a “Covered Person”) are subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (“Disqualifying Events”), except (i) any Waived Disqualifying Events disclosed in Schedule V of this Selected Dealer Agreement or (ii) as set forth in any notice required by Section 5(a)(xvii) and Section 5(a)(xix) of this Selected Dealer Agreement. The Waived Disqualifying Event(s) will not cause the Fund to be disqualified from reliance upon Rule 506 as a result of the Dealer’s (and its related persons’) participation in the offering of the Units or Shares. For purposes of the foregoing, “director”, “officer” and “executive officer” will have the meanings ascribed to them in Rule 405 of the U.S. Securities Act of 1933, as amended.
4.The Dealer has provided the Fund with a copy of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) with respect to a Waived Disqualifying Event. To the extent that a condition of a waiver, order, judgment or decree applicable to a Waived Disqualifying Event requires disclosure to prospective investors in the Fund, the Dealer agrees that the description on Schedule V hereto of the Waived Disqualifying Event complies with the requirements of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) and the Dealer authorizes the disclosure of any descriptions on Schedule V to current and prospective investors of the Fund.
5.The Dealer will notify the Fund promptly in writing (i) if any of the information contained in this certificate becomes untrue or incomplete at any time or (ii) should it become aware of any Covered Person becoming the subject of or otherwise involved in any matter that would be reasonably likely upon resolution thereof to result in a Disqualifying Event.
This Certificate is delivered for the benefit of the Fund and Simpson Thacher & Bartlett LLP only, and may not be relied upon by any other person for any purpose whatsoever.

    IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

(Print Name of Dealer)

                        By:
                         Name:
                         Title:

SCHEDULE V
TO
SELECTED DEALER AGREEMENT WITH
BLACKSTONE SECURITIES PARTNERS L.P.

DISCLOSURE OF DISQUALIFYING EVENT
None.

The parties agree that additional disclosures may be added to this Schedule V at a future date with the consent of the parties. The parties further agree that all disclosures provided as part of this Schedule V will be provided to potential investors consistent with the requirements of Regulation D of the Securities Act.